UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2014

WALLY WORLD MEDIA, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-185694	45-5370930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Church Street New Brunswick, NJ 08901
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 732-246-0439

_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 20, 2014, Vape Shop Holdings, Inc. (“Vape Shop”), a wholly-owned subsidiary of Wally World Media, Inc. (the “Company”), signed a Joint Venture Agreement (the “Agreement”) with Vapir, Inc., a California company (“Vapir”). Under the terms of the Agreement, Vape Shop shall make available its technology platforms and other expertise to Vapir in the legal cannabis industry and use its best efforts to market, promote, sell and distribute any products that are developed. As consideration, Vape Shop shall receive 1.5 million shares of common stock of Vapir and warrants for another 1.5 million shares.  The Agreement has a term of 18 months from the date thereof and can be terminated by either party by giving 30 days prior written notice.

On April 22, 2014, the Company issued a press release disclosing the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 22, 2014

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2014	WALLY WORLD MEDIA, INC.

	By:	/s/ Darin Myman
Darin Myman Chief Executive Officer (Duly Authorized and Principal Executive Officer)